SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

407 Sixth Street, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 Other Events

As previously disclosed by OptimizeRx Corporation (the “Company”), on February 10, 2011, the Company filed a demand for arbitration (the “Demand”) with the American Arbitration Association (“AAA”) in Oakland County, Michigan based on a dispute between the Company and Beringea surrounding a capital raising agreement that was entered into on October 15, 2009. We have alleged that Beringea has failed to perform under the agreement, misinformed us about “tail” liability, and has wrongfully withheld funds due to us. We have sought $400,000 in damages.

On September 30, 2011 a final arbitration award (the “Award”) was issued by a AAA arbitrator. According to the Award, we are entitled to recover $202,500 from Beringea on the claim of gross negligence, and $88,000 for the costs of enforcing the agreement, including attorneys’ fees and expenses. All other claims sought in the Demand were denied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ David Lester

David Lester
Chief Executive Officer

Date: October 3, 2011

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